Exhibit 10.45

MODIFICATION AGREEMENT

THIS MODIFICATION AGREEMENT (this “Amendment”) is made and entered into as of the 31st day of May 2008, by and among TORNIER, INC., a Delaware corporation (the “Borrower”) and COMPASS BANK, an Alabama banking corporation (the “Bank”).

R E C I T A L S:

WHEREAS, the Borrower and the Bank entered into that certain Revolving Credit and Security Agreement dated as of May 31, 2007 (as amended, modified, restated, or supplemented, the “Credit Agreement”);

WHEREAS, Tornier US Holdings, Inc., a Delaware corporation (the “Guarantor”) guaranteed the payment and performance of all the Obligations pursuant to that certain Guaranty Agreement dated as of May 31, 2007 (as amended, modified, restated or supplemented, the “Guaranty”);

WHEREAS, the Borrower executed and delivered that certain Deed of Trust, Security Agreement, Assignment of Rents and Financing Statement [Second Lien] dated as of August 29, 2005 (as amended, modified, restated or supplemented, the “Deed of Trust”), for the benefit of the Bank duly recorded in the Official Public Records of Real Property of Fort Bend County, Texas under County Clerk’s File No. 2005107673 covering the real property described therein; and

WHEREAS, the Borrower has requested and the Bank has agreed to extend the maturity date until July 31, 2008, on the same terms and conditions as set forth in the Loan Documents except as otherwise provided herein, and renew, continue and carry forward the liens and security interests securing payment of the Notes.

NOW THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                       Definitions.  Except as otherwise provided below, unless the context hereof indicates otherwise, all capitalized terms used herein shall have the same meaning as such capitalized terms are defined in the Credit Agreement.

2.                                       Outstanding Loan Balance.  The outstanding principal balance of the Revolving Note as of May 31, 2008 is $2,086,318.24.

3.                                       Renewal of Liens.  The maturity of the Revolving Note is hereby renewed and extended (but is not extinguished) to be due and payable on or before July 31, 2008, and in this regard, all instruments or documents representing, evidencing or securing the Revolving Note, including but not limited to, the liens of the deed of trust securing the Revolving Note, are hereby renewed, extended and modified (but are not extinguished) by extending the maturity date thereof to July 31, 2008.  Nothing herein contained shall affect or impair the validity or priority of the lien and security interests under the deed of trust or any other Loan Document securing the Revolving Note.

4.                                       Amendments to the Credit Agreement.  The Credit Agreement is, subject to the satisfaction of the conditions precedent set forth in Section 6 hereof, hereby amended as follows:

(a)                                  Section 1.1(a) of the Credit Agreement is hereby deleted in its entirety, and the following is substituted in place thereof:

“(a)                            Revolving Line: Borrowing Base.  From the date hereof until, the first to occur of (1) Bank’s demand for payment or (ii) July 31, 2008 (whichever shall occur first being the “Revolving Line Maturity Date”), or such future date to which the Maturity Date of the Revolving Line maybe extended (any such extension to be at Bank’s sole discretion and evidenced by a writing executed by Bank), subject to the terms and conditions of this Agreement and Borrower’s and all guarantor’s (as applicable) performance of and compliance with each of the Loan Documents, and so long as no event of default or Event of Default (including, without limitation, the breach of any warranty or representation) hereunder or under any of the other Loan Documents shall have occurred, be continuing or would result, Bank agrees to extend to Borrower an open-end credit line (also referred to as the Revolving Line) on the basis of the following advance formula (such advance formula being hereinafter referred to as the “Borrowing Base”):  an amount equal to eighty percent (80%) of the outstanding value of Borrower’s Eligible Accounts Receivable; provided, however, that in no event shall the aggregate sum of all principal advances made by Bank to Borrower at any one time outstanding hereunder exceed the sum of $2,500,000.00.  Within such limits and subject to the terns of this Agreement, Borrower may borrow, repay without penalty or premium, and reborrow hereunder, from the date of this Agreement until the Maturity Date.  It is expressly understood and agreed that Bank shall have no obligation to make an advance under the Revolving Line if the amount of such advance together with the amount outstanding under the Revolving Line exceeds or would exceed the lesser of (i) $2,500,000.00 or (ii) the Borrowing Base.

If at any time Borrower is not entitled to any advances by the terms of this Agreement, Bank may, in its sole discretion, make requested advances; however, it is expressly acknowledged and agreed that, in such event, Bank shall have the right, in its sole discretion, to decline to make any requested advance and to require any payment required under the terms of the Agreement without prior notice to Borrower and the making of any such advances shall not be construed as a waiver of such right by Bank.”

(b)                                 Section 1.1(c) of the Credit Agreement is hereby deleted in its entirety, and the following is substituted in place thereof:

“(e)                            Exceeding Borrowing Base.  If at any time the outstanding balance of Borrower’s Revolving Loan Account attributable to the Revolving Line exceeds the lesser of (i) the Borrowing Base, or (ii) $2,500,000.00, then Borrower shall not be entitled to any additional advances under the Revolving Line while such excess exists and shall immediately remit to Bank immediately available funds sufficient to eliminate such excess and, if Bank requests, deliver to Bank additional collateral of a value and character satisfactory to Bank.  If the Borrowing Base Report (as defined in Section 2.6) indicates that the outstanding balance of Borrower’s Revolving Loan Account attributable to the Revolving Line or advances made to Borrower hereunder exceeds the lesser of (1) the Borrowing Base or (ii) $2,500,000.00, then Borrower shall not be entitled to any additional advances under the Revolving Line while such excess exists and shall immediately remit to Bank (with the relevant Borrowing Base Report) immediately available funds in the amount sufficient to eliminate such excess.”

5.                                       Amendment to the Revolving Note.  Subparagraph (b) in the second paragraph of the Revolving Note is, subject to the satisfaction of the conditions precedent set forth in Section 6 hereof, hereby amended as follows:

“(b)  All outstanding principal of this Note and all accrued interest hereon shall be due and payable on July 31, 2008.”

6,                                       Conditions Precedent to Effectiveness of Amendment.  This Amendment shall become effective when, and only when, the Bank shall have received:

(a)                                  counterparts of this Amendment duly executed by the Borrower, the Guarantor, and the Bank;

(b)                                 Secretary’s Certificate of the Borrower authorizing the execution, delivery and performance of this Amendment and any other documents signed in connection therewith, in form and substance satisfactory to the Bank, including without limitation, articles of incorporation, existence, resolutions and incumbency of officers;

(c)                                  Secretary’s Certificate of the Guarantor authorizing the execution, delivery and performance of this Amendment and any other documents signed in connection therewith, in form and substance satisfactory to the Bank, including without limitation, articles of incorporation, existence, resolutions and incumbency of officers; and

(d)                                 Such other documents, instruments and agreements as the Bank or its counsel reasonably deem necessary to renew and extend the Revolving Note, the Credit Agreement, the Deed of Trust and the Loan Documents, in form and content satisfactory to the Bank and its counsel, including without limitation, this Amendment.

7.                                       Representations and Warranties of the Borrower.  The Borrower represents and warrants as follows:

(a)                                  The Borrower is duly authorized and empowered to execute, deliver and perform this Amendment and all other instruments referred to or mentioned herein to which it is a party, and all action on its part requisite for the due execution, delivery and the performance of this Amendment has been duly and effectively taken.

(b)                                 After giving effect to this Amendment, the representations and warranties contained in the Credit Agreement, as amended hereby, and any other Loan Documents executed in connection herewith or therewith are true in all material respects on and as of the date hereof as though made on and as of the date hereof, except to the extent that such representation or warranty was made as of a specific date, in which case such representation or warranty was true in all material respects when made.

(c)                                  After giving effect to this Amendment, no event has occurred and is continuing which constitutes an Event of Default.

(d)                                 When duly executed and delivered, each of this Amendment and the Credit Agreement will be legal and binding obligations of the Borrower, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors’ rights and by equitable principles of general application.

8.                                       Representations and Warranties of the Guarantor.  The Guarantor represents and warrants as follows:

(a)                                  The Guarantor is duly authorized and empowered to execute, deliver and perform this Amendment and all other instruments referred to or mentioned herein to which it is a party, and all action on its part requisite for the due execution, delivery and the performance of this Amendment has been duly and effectively taken.

(b)                                 After giving effect to this Amendment, the representations and warranties contained in the Guaranty and any other Loan Documents executed in connection herewith or therewith are true in all material respects on and as of the date hereof as though made on and as of the date hereof, except to the extent that such representation or warranty was made as of a specific date, in which case such representation or warranty was true in all material respects when made.

(c)                                  When duly executed and delivered, this Amendment and the Guaranty will be legal and binding obligations of the Guarantor, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors’ rights and by equitable principles of general application.

9.                                       Reference to and Effect on the Loan Documents.

(a)                                  Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof’, “herein” or words of like import, and each reference in the Loan. Documents shall mean and be a reference to the Credit Agreement as amended hereby.

(b)                                 Except as specifically amended above, the Credit Agreement, the Note, and all other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.  Without limiting the generality of the foregoing, the Loan Documents and all Collateral described therein do and shall continue to secure the payment of all obligations of the Borrower under the Credit Agreement as amended hereby, the Note, and any other Loan Documents.

(c)                                  The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Bank under the Credit Agreement or Deed of Trust nor constitute a waiver of any provision of any of the Loan Documents.

(d)                                 The Guarantor ratifies and affirms its obligations under the Guaranty and acknowledges, renews and extends his continued liability under the Guaranty and agrees that the Guaranty remains in full force and effect notwithstanding the matters contained herein.

(e)                                  The Borrower and the Guarantor, by their execution of this Amendment, each hereby declares that it has no set-offs, counterclaims, defenses or other causes of action against the Bank arising out of the Loan Documents, or any other documents mentioned herein or otherwise; and to the extent any such set-offs, counterclaims, defenses, or other causes of action may exist, whether known or unknown, such items are hereby waived by the Borrower and the Guarantor.

10.                                 Costs and Expenses.  The Borrower agrees to pay on demand all out of pocket costs and expenses of the Bank in connection with the preparation, reproduction, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, including reasonable legal fees and expenses for counsel for the Bank.

11                                    Execution in Counterpart.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

12.                                 Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of Texas.

13.                                 Final Agreement.  THIS WRITTEN AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[REMAINDER OF AGE INTENTIONALLY LEFT BLANK -
SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed in multiple counterparts, each of which is an original instrument for all purposes, all as of the day and year first above written.

BORROWER:

TORNIER, INC., a Delaware corporation

By:	/s/ Carmen L. Diersen
Carmen L. Diersen, Chief Financial Officer and Secretary

By:	/s/ Douglas Kohrs
Douglas Kohrs, Treasurer and Chief Executive Officer

GUARANTOR:

TORNIER US HOLDINGS, INC., a Delaware corporation

By:	/s/ Michael J. Doty
Michael J. Doty, Secretary and Chief Financial Officer

BANK:

COMPASS BANK, an Alabama banking corporation

By:	/s/ Debra Halling
Debra Halling, Senior Vice President